                                 THIRD AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 7, 1997 (this "Third Amendment"), to the Amended and Restated Credit Agreement dated as of August 7, 1997, as amended by the First Amendment and Waiver to Amended and Restated Credit Agreement dated as of November 13, 1997 and the Second Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 13, 1997 (as so amended, the "Credit Agreement"), among Hollywood Theater Holdings, Inc. (the "Parent"), Hollywood Theaters, Inc. (the "Company"), the banks and other financial institutions parties thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent").


                              W I T N E S S E T H:


     WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Third Amendment becoming effective, the Banks have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Third Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

          2. Amendments to Credit Agreement.

                    (a) Amendments to Article I.

                    (i) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

     "Applicable Margin": for the period (the "Initial Period") beginning on the Third Amendment Effective Date and ending on the date on which a Compliance Certificate in respect of the fiscal quarter ending March 31, 1998 and evidencing the Company's compliance with all financial covenants and other matters set forth therein and absence of any Defaults or Events of Default is delivered to the Administrative Agent in accordance with subsection 6.3(b), and at any time during which the Consolidated Total Leverage Ratio as at the end of the fiscal quarter most recently ended exceeds 5.75 to 1, 3.00% in the case of Eurodollar Loans and 2.00% in the case of Base Rate Loans, thereafter, a rate per annum for the relevant type of Loan set forth below opposite the Consolidated Total Leverage Ratio determined in accordance with this Agreement as at the end of the fiscal quarter most recently ended prior to the first day of such period:

                                              Eurodollar    Base Rate
        Period                                Rate Loans      Loans
        ------                                ----------    ---------
 Consolidated Total Leverage                    2.750%       1.750%
 Ratio is equal to or
 greater than 5.5 to 1.0 but
 less than 5.75 to 1.0

 Consolidated Total Leverage                    2.500%       1.500%
 Ratio is equal to or
 greater than 5.0 to 1.0 but
 less than 5.5 to 1.0

 Consolidated Total Leverage                    2.250%       1.250%
 Ratio is equal to or
 greater than 4.5 to 1.0 but
 less than 5.0 to 1.0

 Consolidated Total Leverage                    1.750%       0.750%
 Ratio is equal to or
 greater than 4.0 to 1.0 but
 less than 4.5 to 1.0

 Consolidated Total Leverage                    1.375%       0.375%
 Ratio is equal to or
 greater than 3.5 to 1.0 but
 less than 4.0 to 1.0

 Consolidated Total Leverage                    1.000%       0.00%; and
 Ratio is less than 3.5 to 1.0

     In the event that the Company fails to deliver a Compliance Certificate for any fiscal quarter when due (whether during the Initial Period or thereafter), then, commencing on the date on which such Compliance Certificate is due and ending on the date the Company so delivers such Compliance Certificate, the Applicable Margin shall be an amount equal to the sum of (i) the Applicable Margin in effect hereunder on the date immediately preceding the subject Adjustment Date (the "Prior Applicable Margin") and (ii) the amount set forth below:

          (1) in the event that the Prior Applicable Margin was equal to or less than 2.25% in the case of Eurodollar Rate Loans, or 1.25% in the case of Base Rate Loans, .50%; and

          (2) in the event that the Prior Applicable Margin was greater than 2.25% in the case of Eurodollar Rate Loans, or 1.25% in the case of Base Rate Loans, .25%.

     "Compliance Certificate": a certificate duly executed by a Responsible Officer of the Parent and the Company, substantially in the form of Exhibit A to the Third Amendment (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Parent and the Company), and including therein, among other things, calculations supporting compliance with
Article VII.

     "Consolidated Operating Cash Flow": for any period, with respect to the Parent, the Company and the Subsidiaries, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other noncash charges (excluding inventory writedowns), and minus, without duplication and to the extent included in determining Consolidated Net Income for such period, the sum of (a) non-cash interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis.

     For the purposes of calculating Consolidated Operating Cash Flow, with respect to Theaters not owned at all times during the period involved in connection with such calculation, there shall be (a) included the operating cash flow for the trailing twelve months of any Theaters acquired by any Hollywood Entity during the period involved in connection with such calculation and (b) excluded the operating cash flow of any Theaters disposed of by any Hollywood Entity during the period involved in connection with such calculation, assuming in each such case that such Theaters were acquired or disposed of, as the case may be, on the first day of such period.

     Notwithstanding the foregoing, Consolidated Operating Cash Flow shall be adjusted to account for newly constructed or substantially renovated Theaters (such that none of the screens in any such Theater were in operation during such renovation) which have not been in operation for at least twelve months as of the end of the relevant Test Period but have been open and operating (or re-opened and operating, as the case may be) for at least three consecutive months (such three month period shall include any period of operation by any predecessor owner(s) to a Hollywood Entity) by annualizing the actual applicable operating cash flow (which shall be determined, on a per Theater basis, in the same manner as Consolidated Operating Cash Flow as set forth in the first paragraph of this definition) for such newly constructed or substantially renovated Theater on a seasonally adjusted basis. Annualization on a seasonally adjusted basis shall be determined by dividing (x) Consolidated Operating Cash Flow in respect of Theaters that have been in operation for more than twelve months which has been generated during the applicable period (in weeks) that the newly constructed or substantially renovated Theater has been in operation by
(y) Consolidated Operating Cash Flow in respect of the same Theaters for the trailing twelve months, such calculations being reasonably satisfactory in all respects to the Administrative Agent.

                    (ii) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:


     "Monthly Compliance Certificate": a certificate duly executed by a Responsible Officer of the Parent and the Company, substantially in the form of Exhibit A to the Third Amendment (with appropriate adjustments to reflect that the Test Period to which such Monthly Compliance Certificate is applicable ends as of a calendar month rather than a fiscal quarter and such other changes thereto as may be agreed upon from time to time by the Administrative Agent and the Parent and the Company), and including therein, among other things, calculations supporting compliance with Article VII. For purposes of determining the financial calculations required by the Monthly Compliance Certificate, financial ratio terms which are defined in the Credit Agreement with reference to the end of the applicable fiscal quarter (e.g., Consolidated Fixed Charge Coverage Ratio, Consolidated Interest Coverage Ratio, etc.) shall be redefined for such purposes only to refer to the end of the applicable calendar month.

     "Supermajority Banks": at any time Banks then holding in excess of 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 66-2/3% of the Commitments, or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed in excess of 66-2/3% of the Aggregate Specified Swap Amount.

     "Third Amendment": that Third Amendment to Amended and Restated Credit Agreement among the Parent, the Company, the Administrative Agent and the Banks parties thereto."

     "Third Amendment Effective Date": the date on which all of the conditions precedent to the effectiveness of the Third Amendment shall have been satisfied. Administrative Agent shall give prompt written notice to the Parent, the Company and the Banks party to the Third Amendment of such date, provided that any failure of Administrative Agent to give such notice shall not affect the effectiveness of the Third Amendment."

                    (b) Amendments to Article II.

                    (i) Section 2.1 of the Credit Agreement is hereby amended by adding at the end thereof the following:

     "Notwithstanding the foregoing, at any time during which the Consolidated Total Leverage Ratio is equal to or greater than 5.50 to 1, the aggregate amount of Revolving Loans outstanding during the periods set forth below (each, a "Revolving Loan Cap Period") shall not exceed the amount set forth below corresponding to each such period (the "Maximum Available Revolving Loan Commitments"):


                                Maximum Available
 Revolving Loan                 Revolving Loan
 Cap Period                     Commitments
 --------------                 -----------------
Third Amendment Effective          $ 30,000,000
Date through March 31, 1998

April 1, 1998 through              $ 40,000,000
September 30, 1998

From and after the last day of the last Revolving Loan Cap Period, the Maximum Available Revolving Loan Commitments shall equal the aggregate amount of all Revolving Loan Commitments; provided, that, if the Consolidated Total Leverage Ratio shall be less than 5.50 to 1 for two consecutive months, then during such time thereafter as the Consolidated Total Leverage Ratio continues to be less than 5.50 to 1, the Maximum Available Revolving Loan Commitments shall equal the aggregate amount of all Revolving Loan Commitments."

                    (ii) Subsection 2.7(d) of the Credit Agreement is hereby amended by adding the clause "the Required Equity Infusion, the Additional Equity Infusion or other Required Equity Contributions" immediately after the words "in connection with a permitted Acquisition," in the eighteenth and nineteenth lines thereof.

                    (c) Amendments to Article IV.

                    (i) Section 4.3 of the Credit Agreement is hereby amended by adding at the end thereof the following:

         "(f) From and after the Third Amendment Effective Date until the date on which a Compliance Certificate in respect of the fiscal quarter ending March 31, 1999 and evidencing the Company's compliance with all financial covenants and other matters set forth therein and absence of any Defaults or Events of Default is delivered to the Administrative Agent in accordance with subsection 6.3(b), the obligation of each Bank to make a Construction Advance is subject to the condition that on or before the date such Construction Advance is to be made, the Parent shall issue additional Capital Stock for the purpose of making a capital contribution to the Company or any other Subsidiary incurring such Land Acquisition/Construction Costs (a "Required Equity Contribution") in an amount of not less than the aggregate amount of the applicable Construction Advance. Such Required Equity Contribution shall be used solely for the purpose of funding a portion of the Land Acquisition/Construction Costs to which the requested Construction Advance relates prior to or simultaneously with the application of the requested Construction Advance. In connection with the foregoing, the $12,000,000 received by the Parent in connection with the issuance of Capital Stock between November 1, 1997 and December 20, 1997 may, at the option of the Hollywood Entities, be credited toward Required Equity Contributions required to be made from and after the Third Amendment Effective Date."

                    (d) Amendments to Article VI.

                    (i) Section 6.3(b) of the Credit Agreement is hereby amended by adding at the end thereof (immediately preceding the final period) the following:

         "; provided, however, that if at the end of any fiscal quarter the Consolidated Coverage Ratio is greater than 5.75 to 1, the Company shall also furnish a Monthly Compliance Certificate for each calendar month in the following fiscal quarter, which Monthly Compliance Certificate shall be delivered to Administrative Agent not later than 30 days after the end of each applicable calendar month; provided, however, that no such Monthly Compliance Certificate shall be required for any month if the Company is otherwise delivering a Compliance Certificate for the fiscal quarter or fiscal year ending at the end of such calendar month"

                    (e) Amendments to Article VII.

                    (i) Section 7.1 of the Credit Agreement is hereby amended by adding at the end thereof the following:

          "(e) Minimum Consolidated Operating Cash Flow. Commencing on the Third Amendment Effective Date and ending on September 30, 1998, at the end of any fiscal quarter during such period of time, permit Consolidated Operating Cash Flow for prior twelve month period to be less than the amount set forth below for the corresponding period during which such fiscal quarter ends:


                                             Minimum Consolidated
                    Period                   Operating Cash Flow
                    ------                   -------------------
                Third Amendment Effective          $13,000,000
                Date to March 31, 1998

                April 1, 1998 to                   $16,000,000
                June 30, 1998

                July 1, 1998 to                    $20,000,000"
                September 30, 1998

                    (ii) Subsection 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    "(a) Consolidated Total Leverage Ratio. (i) Permit the Consolidated Total Leverage Ratio at the end of any fiscal quarter ending during any period listed below to exceed the ratio set forth below opposite such period:


                                            Consolidated Total
                     Period                   Leverage Ratio
                     ------                 ------------------
                September 30, 1998 to           5.75 to 1
                December 31, 1998

                January 1, 1999 to              5.50 to 1
                March 31, 1999

                April 1, 1999 to                5.25 to 1
                June 30, 1999

                July 1, 1999 to                  5.0 to 1
                December 31, 1999

                January 1, 2000 to              4.75 to 1
                December 31, 2000

                January 1, 2001 to              4.50 to 1
                December 31, 2001

                January 1, 2002 and             4.25 to 1
                thereafter

                    (ii) Notwithstanding the foregoing, with respect to any Test Period ending during the periods set forth below, and provided that from and after September 30, 1998 (including, without limitation, the last day of such Test Period) the aggregate amount of Loans outstanding as of any day does not exceed $20,000,000, the ratios listed below for each applicable period shall apply in lieu of those set forth in subsection 7.1(a)(i):


                                            Consolidated Total
                     Period                   Leverage Ratio
                     ------                 ------------------

                September 30, 1998 to           5.75 to 1
                March 31, 1999

                April 1, 1999 to                5.50 to 1
                June 30, 1999

                July 1, 1999 to                 5.25 to 1
                September 30, 1999

                October 1, 1999 to              5.00 to 1
                December 31, 1999

                January 1, 2000 to              4.75 to 1
                December 31, 2000

                January 1, 2001 to              4.50 to 1
                December 31, 2001

                January 1, 2002 and             4.25 to 1"
                thereafter

                    (iii) Subsection 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    "(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio at the end of any fiscal quarter ending during any period listed below to be less than the ratio set forth below opposite such period:

                                            Consolidated Interest
                     Period                     Coverage Ratio
                     ------                     --------------

                Third Amendment Effective         1.10 to 1
                Date to March 31, 1998

                April 1, 1998 to                  1.25 to 1
                September 30, 1998

                October 1, 1998 to                1.50 to 1
                December 31, 1998

                January 1, 1999 to                1.75 to 1
                March 31, 1999

                April 1, 1999 to                  2.00 to 1
                June 30, 1999

                July 1, 1999 to                   2.25 to 1
                December 31, 1999

                January 1, 2000 to                2.50 to 1
                December 31, 2000

                January 1, 2001 and               2.75 to 1"
                thereafter

                    (iv) Subsection 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    "(c) Permit the Consolidated Fixed Charge Coverage Ratio at the end of any fiscal quarter ending at any time from and after March 31, 1998 to be less than the ratio of 1.10 to 1; provided, however, that at any time commencing on the Third Amendment Effective Date to and including March 30, 1998, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio of 1.00 to 1, provided, further, that for the purposes of calculating the Consolidated Fixed Charge Coverage Ratio during such period (but only during such period), the definition of "Consolidated Fixed Charges" shall be as follows:

              Consolidated Fixed Charges: on any date with respect to the Parent, the Company and the Subsidiaries, the sum of the aggregate amount of actual cash payments made during the prior twelve month period ending on such date (without duplication) of (a) rental expense (including rental payments under real property operating leases) of such Persons during such period, (b) Consolidated Cash Interest for such period, (c) Capital Expenditures of such Persons during such period, (d) required principal repayments of all

     Indebtedness of such Persons during such period (excluding the repayment of (i) the outstanding Loans on the Maturity Date, (ii) Indebtedness owing to Mark Twain Bank in the principal amount of up to $3,800,000 for construction at the Lawrence Property and (iii) Indebtedness owing to The Provident Bank in the aggregate principal amount of up to $136,850), (e) Permitted Restricted Payments made by such Person in respect of its Capital Stock during such period pursuant to subsection 7.12(a)(iii), and (f) income tax expenses for the Hollywood Entities."

                    (v) Subsection 7.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(d) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at the end of any fiscal quarter ending during any period listed below to exceed the ratio set forth below opposite such period:

                                              Consolidated
                                             Senior Leverage
                     Period                       Ratio
                     ------                  ---------------
                Third Amendment Effective          2.00 to 1
                Date to December 31, 1998

                January 1, 1999 to                 2.00 to 1
                June 30, 1999

                July 1, 1999 and thereafter        2.00 to 1"



                    (f) Amendments to Article XI.

                    (i) Section 11.1 of the Credit Agreement is hereby amended by adding at the end of the ninth line thereof after the words "purpose for which given" (immediately after the semicolon) the following:

          "provided, however, that, notwithstanding anything herein to the contrary, no such waiver, amendment, or consent shall, unless in writing and signed by the Supermajority Banks and the Company and acknowledged by the Administrative Agent, amend or waive any of the provisions of Sections 2.1, 2.7, 4.3, 6.15, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.12, 7.16, 7.17,
     7.18, 8.1(e) or 8.1(k);"

     3. Conditions to Effectiveness. This Third Amendment shall become effective on the date on which the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

                    (i) Third Amendment. This Third Amendment executed and delivered by the Parent, the Company and the Required Banks;

                    (ii)  Resolutions; Incumbency.

                    (A) Copies of the resolutions of the board of directors of the Parent, the Company and each Subsidiary that is a party to this Third Amendment and/or any other agreements or documents to be delivered in connection therewith (each such document, an "Amendment Document"; each such Person, an "Amendment Party") authorizing the transactions contemplated hereby or thereby, certified as of the Third Amendment Effective Date by the Secretary or an Assistant Secretary of such Person; and

                    (B) A certificate of the Secretary or Assistant Secretary of each Amendment Party certifying the names and true signatures of the officers of such Amendment Party authorized to execute, deliver and perform, as applicable, the Amendment Documents and all other related documents to be delivered by it hereunder;

                    (iii) Legal Opinion. A legal opinion of Baker & Botts, L.L.P., counsel to the Parent and the Company, addressed to the Administrative Agent and the Banks in form and substance satisfactory to the Administrative Agent and the Banks;

                    (iv) Payment of Fees. Evidence of payment by the Company of

                    (A) all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Third Amendment Effective Date to the Administrative Agent, Arranger or any Bank, together with Attorney Costs of BofA to the extent invoiced prior to or on the Third Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
     BofA);

                    (B) all commitment fees, costs and expenses of the Administrative Agent or any Bank, all Attorney Fees of BofA and all such other fees and expenses accrued but unpaid under the Credit Agreement through the Third Amendment Effective Date; and

                    (C) all arrangement fees in respect of the Third Amendment, which fees shall be applied for the ratable account of the Banks.

                    (v) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent may reasonably request.

     4. Representation and Warranties. To induce the Administrative Agent and the Banks parties hereto to enter into this Third Amendment, the Parent and the Company hereby jointly and severally represent and warrant to the Administrative Agent and each Bank as of the Third Amendment Effective Date that:

                    (a) Corporate Existence and Power. Each Hollywood Entity:

                    (i) is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation or organization;

                    (ii) has the requisite power and authority under the statute under which it is formed or organized and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as presently conducted and to execute, deliver and perform its obligations under the Loan Documents, except where the failure to possess such governmental licenses, authorizations, consents and approvals either individually or collectively could not reasonably be expected to have a Material Adverse Effect;

                    (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect; and

                    (iv) is in compliance with all Requirements of Law, except where the failure to so comply (either individually or collectively) could not reasonably be expected to have a Material Adverse Effect.


                    (b) Corporate Authorization; No Contravention. The execution, delivery and performance by each Amendment Party of this Third Amendment and each other Amendment Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                    (i) contravene the terms of any of that Person's Organization Documents;

                    (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                    (iii) violate any Requirement of Law.

          (c) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Amendment Party of this Third Amendment or any other Amendment Document.

          (d) Binding Effect. This Third Amendment and each other Amendment Document to which any Amendment Party is a party constitute the legal, valid and binding obligations of such Amendment Party to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          (e) No Default. No Default or Event of Default exists. As of the Third Amendment Effective Date, no Amendment Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 8.1(e) of the Credit Agreement.

          (f) Financial Condition. (i) The audited consolidated financial statements of the Hollywood Entities for the fiscal year ended December 31, 1996 and the unaudited consolidated financial statements of the Hollywood Entities for the fiscal quarter ended September 30, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year or fiscal quarter, as the case may be, ended on that date:

                    (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                    (B) fairly present in all material respects the financial condition of the Hollywood Entities on a consolidated basis as of the date thereof and results of operations for the period covered thereby; and

                    (C) reflect as required by GAAP all material indebtedness and other liabilities, direct or contingent, of the Hollywood Entities on a consolidated basis as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                    (ii) Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          (g) Full Disclosure. As of the Third Amendment Effective Date, all Information that has been made available to the Administrative Agent or any Bank by or on behalf of the Company prior to the date of this Third Amendment in connection with the transactions contemplated herein is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements maintained therein not materially misleading in light of the circumstances under which such statements were made.

          (h) Representations and Warranties. The representations and warranties made by the Company and the Parent in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, before and after giving effect to the effectiveness of this Third Amendment, as if made on and as of the Third Amendment Effective Date.

     5. Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with the Amendment Documents, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     6. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

     7. Affirmation of Guarantees. The Parent hereby consents to the execution and delivery of this Third Amendment and reaffirms its obligations under Article X of the Credit Agreement.

     8. Counterparts. This Third Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     9. GOVERNING LAW AND JURISDICTION. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT CONSIDERATION OF ITS CONFLICT OF LAWS PRINCIPLES, AND APPLICABLE FEDERAL LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       HOLLYWOOD THEATER HOLDINGS, INC.


                                       By:
                                             James R. Featherstone
                                             Vice President


                                       HOLLYWOOD THEATERS, INC.


                                       By:
                                             James R. Featherstone
                                             Vice President


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Administrative Agent and as a Bank


                                       By:
                                             Carl F. Salas
                                             Vice President

                                 THE BANK OF NOVA SCOTIA, as a Bank


                                 By:
                                 Name:
                                 Title:

                                 BANK ONE TEXAS, N.A., as a Bank


                                 By:
                                 Name:
                                 Title:

                                 THE SUMITOMO BANK, LIMITED, as a
                                 Bank


                                 By:
                                 Name:
                                 Title:

                                 By:
                                 Name:
                                 Title:

                                                    EXHIBIT A TO THIRD AMENDMENT


                                     FORM OF
                             COMPLIANCE CERTIFICATE



TO:  Bank of America National
     Trust and Savings Association,
     as Administrative Agent


Ladies/Gentlemen:

     We refer to the Amended and Restated Credit Agreement, dated as of August 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, HOLLYWOOD THEATER HOLDINGS, INC., as guarantor thereunder, HOLLYWOOD THEATERS, INC., as borrower thereunder (the "Company"), the Banks parties thereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined, and Section and subsection references are to Sections and subsections in the Credit Agreement.

     The undersigned hereby certifies and warrants to you and each Bank that the following is a true and correct computation in respect of the fiscal quarter ending _______ __, 19__ (the "Computation Date") of the following ratios and/or financial restrictions with respect to the Parent, the Company and all Subsidiaries on a consolidated basis contained in Section 7 for the Computation
Date:

I.   Consolidated Total Leverage Ratio (subsection 7.1(a))*/

     (a)  Indebtedness for borrowed money without
          duplication in the other items listed in (a)
          through (h)                                                 $


*/ With respect to determination of Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated Senior Leverage Ratio, (i) the calculation of Consolidated Cash Interest and Consolidated Fixed Charges in respect of periods ending prior to the first anniversary of the Effective Date and
     (ii) the calculation of Consolidated Operating Cash Flow in respect of newly constructed theaters shall, in each case, be determined as provided in the Credit Agreement.

     (b)  Obligations issued, undertaken or assumed as the
          deferred purchase price of property or services
          (other than trade payables in the ordinary course
          of business)                                                $

     (c)  Non-contingent reimbursement or payment
          obligations with respect to Surety Instruments
          without duplication in the other items listed in
          (a) through (h)                                             $

     (d)  Obligations evidenced by notes, bonds, debentures
          or similar instruments, including obligations so
          evidenced incurred in connection with the
          acquisition of property, assets or businesses
          without duplication in the other items listed in
          (a) through (h)                                             $

     (e)  Indebtedness created or arising under any
          conditional sale or other title retention agreement,
          or incurred as financing, in either case with
          respect to property acquired without duplication in
          the other items listed in (a) through (h)                   $

     (f)  Obligations with respect to Capital Leases without
          duplication in the other items listed in (a)
          through (h)                                                 $

     (g)  Obligations as a lessee under synthetic or
          leveraged leases without duplication in the other
          items listed in (a) through (h)                             $

     (h)  Indebtedness referred to in (a) through (g) above
          secured by (or for which the holder of such
          Indebtedness has an existing right, contingent or
          otherwise, to be secured by) any Lien upon or in
          property owned by the Parent, the Company or any
          Subsidiary (even though the Person owning such
          property has not assumed or become liable for the
          payment of such Indebtedness), but only to the
          extent of the value of such property, without
          duplication in the other items listed in (a)
          through (g)                                                 $

     (i)  Guaranty Obligations in respect of indebtedness or
          obligations of others (other than a Hollywood
          Entity) of the kinds referred to in (a) through
          (h) and not included in (a) through (h)                     $

     (j)  Subtotal of (a) through (i)                                 $

     (k)  Consolidated Net Income for prior 12 month period
          ending ____________                                         $

     (l)  Total income tax expense for such prior 12 month
          period without duplication in (k)                           $

     (m)  Interest expense, amortization or writeoff of debt
          discount or debt insurance costs and commissions,
          discounts and other fees and charges associated
          with Indebtedness (including the Loans) for such
          prior 12 month period without duplication in (k)            $

     (n)  Depreciation and amortization expense and
          amortization of intangibles (including goodwill)
          and organization costs for such prior 12 month
          period without duplication in (k)                           $

     (o)  Extraordinary expenses or losses for such prior 12
          month period without duplication in (k)                     $

     (p)  Other non-cash charges (excluding inventory
          writedowns) for such prior 12 month period without
          duplication in (k)                                          $

     (q)  Subtotal of (k) through (p)                                 $

     (r)  Non-cash interest income for such prior 12 month
          period (to the extent included in (k))                      $

     (s)  Extraordinary income and gains for such prior 12
          month period (to the extent included in (k))                $

     (t)  Other non-cash income for such prior 12 month
          period (to the extent included in (k))                      $

     (u)  Subtotal (r) through (t)                                    $

     (v)  (q) minus (u)                                               $

     (w)  Ratio of (j) to (v)

     (x)  Maximum ratio permitted under subsection 7.1(a)

II.  Consolidated Interest Coverage Ratio (subsection 7.1(b))*/

     (a)  Part I, item (v)                                            $

     (b)  Aggregate interest expense for prior 12 month
          period ending ____________                                  $

     (c)  Non-cash interest expenses included in (b)                  $

     (d)  (b) minus (c)                                               $

     (e)  Ratio of (a) to (d)

     (f)  Minimum ratio permitted by subsection 7.1(b)

III. Consolidated Fixed Charge Coverage Ratio (subsection 7.2(c))**/

     (a)  Part I, item (v)                                            $

     (b)  Rental expense (including payments under real
          property operating leases) for prior 12 month
          period ending ____________                                  $

     (c)  Part II, item (d)                                           $

     (d)  Capital Expenditures for such prior 12 month
          period                                                      $

     (e)  Required principal repayments on all Indebtedness
          for such prior 12 month period                              $


*/ With respect to determination of Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated Senior Leverage Ratio, the calculation of Consolidated Cash Interest and Consolidated Fixed Charges in respect of periods ending prior to the first anniversary of the Effective Date and Consolidated Operating Cash Flow in respect of newly constructed theaters shall each be determined as provided in the Credit Agreement.

**/ With respect to determination of Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated Senior Leverage Ratio, the calculation of Consolidated Cash Interest and Consolidated Fixed Charges in respect of periods ending prior to the first anniversary of the Effective Date and Consolidated Operating Cash Flow in respect of newly constructed theaters shall each be determined as provided in the Credit Agreement.

     (f)  Permitted Restricted Payments made pursuant to
          subsection 7.12(a)(iii) for such prior 12 month
          period                                                      $

     (g)  Subtotal (b) through (f)                                    $

     (h)  Ratio of (a) to (g)

     (i)  Minimum ratio permitted by subsection 7.1(c)


IV.  Consolidated Senior Leverage Ratio (subsection 7.1(d))*/

     (a)  Part I, item (j), other than Indebtedness in
          respect of the Senior Subordinated Notes and the
          Senior Subordinated Indenture                               $

     (b)  Part I, item (v)                                            $

     (c)  Ratio of (a) to (b)                                         $

     (d)  Maximum ratio permitted under subsection 7.1(d)             $


V.   Minimum Consolidated Operating Cash Flow (subsection 7.1(e))

     (a)  Part I, item (v)                                            $

     (b)  Minimum amount permitted under subsection 7.1(e)            $

VI.  Liens (subsection 7.2)

     (a)  Purchase money security interests not to exceed
          $5,000,000 in the aggregate (subsection 7.2(i))             $

     (b)  Liens securing obligations in respect of Capital
          Leases not to exceed $5,000,000 in the aggregate
          (subsection 7.1(j))                                         $


*/ With respect to determination of Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated Senior Leverage Ratio, the calculation of Consolidated Cash Interest and Consolidated Fixed Charges in respect of periods ending prior to the first anniversary of the Effective Date and Consolidated Operating Cash Flow in respect of newly constructed theaters shall each be determined as provided in the Credit Agreement.

     (c)  [Omitted]                                                   $

VII. Dispositions (subsection 7.3)

     (a)  Dispositions pursuant to subsection 7.3(g) for
          fiscal year to ________                                     $


VIII. Investments (subsection 7.5)

     (a)  Total Investments in the form of cash equivalents
          (subsection 7.5(a))                                         $

     (b)  Acquisitions not to exceed Acquisition Costs of
          $40,000,000 in the aggregate for such prior 12
          month period (subsection 7.5(c))                            $

     (c)  Investments pursuant to subsection 7.5(e) not to
          exceed Acquisition Costs of $3,000,000 at any time
          outstanding                                                 $

IX.  Indebtedness (subsection 7.6)

     (a)  Indebtedness pursuant to subsection 7.6(c) not to
          exceed an outstanding principal amount of
          $5,000,000 in the aggregate at any time
          outstanding                                                 $

     (b)  Indebtedness pursuant to subsection 7.6(d)                  $

     (c)  [Omitted]

     (d)  Intercompany Indebtedness pursuant to subsection
          7.6(f) not to exceed an outstanding principal
          amount of $5,000,000 in the aggregate                       $

     (e)  Indebtedness pursuant to subsection 7.6(g) not to
          exceed an outstanding principal amount of
          $5,000,000 in the aggregate                                 $

     (f)  [Omitted]                                                   $

     (g)  Indebtedness pursuant to the Senior Subordinated
          Notes and the Senior Subordinated Indenture
          (subsection 7.6(i))                                         $

X.   Contingent Obligations (subsection 7.9)

     (a)  Permitted Swap Obligations outstanding (subsection
          7.9(b))                                                     $

     (b)  Contingent Obligations with respect to Surety
          Obligations (other than the Letters of Credit
          issued pursuant to Section 2.17 of the Credit
          Agreement) not to exceed at any time $5,000,000 in
          the aggregate (subsection 7.9(d))                           $

XI.  Leases (subsection 7.11)

     (a)  Aggregate amount to be paid under Capital Leases
          not to exceed $5,000,000 (subsection 7.11(b))               $

XII. Restricted Payments (subsection 7.12)

     For current fiscal year to date beginning after December 31, 1998, provided that the Consolidated Leverage Ratio is less than 4.0 to 1 at the time of such payments, and the following payments in any fiscal year do not exceed 25% of Excess Cash Flow for the prior fiscal year:

     (a)  Restricted Payments made (subsection 7.12(a)(iv)):
          [describe]                                                  $

     (b)  Undistributed Restricted Payments applied toward
          Capital Expenditures (subsection 7.12(b))                   $

XIII. Capital Expenditures (subsection 7.16)

     (a)  Capital Expenditures for fiscal year to __________          $

     (b)  Cap Ex Shortfall from most recent fiscal year
          ending prior to Computation Date (not to exceed
          $500,000)                                                   $

     (c)  Maximum amount permitted                                    $

XIV. Construction of New Screens (subsection 7.18)

     (a)  Movie screens under construction

     (b) Movie screens in operation for 6 months or less by any Person (excluding (a))

     (c)  Subtotal of (a) and (b)

     (d) Total of all movie screens under construction and in operation

     (e)  (d) divided by (c) expressed as a percentage

     (f)  Maximum percentage permitted

The Company, on behalf of itself and each of the other Loan Parties, hereby further certifies and warrants to you and each Bank that no Default or Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and delivered by a Responsible Officer this _____ day of ______________, ____.


                                       Responsible Officer of the
                                         Company:


                                       By:
                                           -------------------------------
                                           Name:
                                           Title: